Exhibit 10.45

SIXTEENTH AMENDMENT TO
MASTER TRANSACTION AGREEMENT

This Sixteenth Amendment to the Master Transaction Agreement (this “Amendment”), dated as of September 3, 2009 (the “Amendment Date”), by and among MXEnergy Inc., a Delaware corporation (the “Counterparty”), MXEnergy Holdings Inc. (the “Parent”) and certain Subsidiaries thereof, as guarantors (collectively, the “Guarantors”), and Société Générale, as hedge provider (the “Hedge Provider”).

PRELIMINARY STATEMENTS

Reference is made to each of (i) the Master Transaction Agreement, dated as of August 1, 2006, as amended by (A) the First Amendment to Master Transaction Agreement dated as of April 6, 2007, (B) the Second Amendment to Master Transaction Agreement dated as of December 17, 2007, (C) the Third Amendment to Master Transaction Agreement dated as of May 12, 2008, (D) the Fourth Amendment to Master Transaction Agreement dated as of July 31, 2008, (E) the Fifth Amendment to Master Transaction Agreement dated as of September 30, 2008, (F) the Sixth Amendment to Master Transaction Agreement dated as of November 4, 2008, (G) the Seventh Amendment to Master Transaction Agreement dated as of November 7, 2008, (H) the Eighth Amendment to Master Transaction Agreement dated as of November 17, 2008, (I) the Ninth Amendment to Master Transaction Agreement dated as of March 16, 2009, (J) the Tenth Amendment to the Master Transaction Agreement dated as of May 15, 2009, (K) the Eleventh Amendment to the Master Transaction Agreement dated as of May 29, 2009, (L) the Twelfth Amendment to the Master Transaction Agreement dated as of June 8, 2009,(M) the Thirteenth Amendment to the Master Transaction Agreement dated as of July 31, 2009, (N) the Fourteenth Amendment and Waiver to the Master Transaction Agreement dated as of August 14, 2009, (O) the Fifteenth Amendment and Waiver to the Master Transaction Agreement dated as of August 31, 2009 and (P) this Amendment (the original Master Transaction Agreement, as amended through this Amendment, being herein referred to as the “Master Transaction  Agreement”), among the Counterparty, the Guarantors and the Hedge Provider, (ii) the ISDA Master Agreement (as defined in the Master Transaction Agreement and amended to date, including by the Eighth Amendment to the Schedule to the ISDA Master Agreement dated as of the date hereof), (iii) the Credit Agreement (as defined in the Master Transaction Agreement and amended to date), and (iv) the Intercreditor Agreement (as defined in the Master Transaction Agreement and amended to date);

The Counterparty and the Guarantors have requested that the Hedge Provider amend the Master Transaction Agreement; and

The Hedge Provider is willing to amend the Master Transaction Agreement on the terms and conditions set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

Section 1. Definitions. Unless otherwise specifically provided herein, capitalized terms used but not defined herein shall have the meanings specified in the Master Transaction Agreement.

Section 2. Amendment to Master Transaction Agreement. The Master Transaction Agreement is hereby amended as follows, which amendment shall be effective as of the date on which the requirements set forth in Section 3 of this Amendment are satisfied (the “Amendment Effective Date”): Section 7.01 of the Master Transaction Agreement is hereby amended by changing the reference to “September 3, 2009” in each of clauses (q) and (r) thereof to “September 8, 2009”.

Section 3. Conditions to Effectiveness. This Amendment shall be effective on the date on which the Hedge Provider shall have received each of the following, in form and substance satisfactory to the Hedge Provider:

(a)           written evidence in form and substance satisfactory to the Hedge Provider that any and all third party consents or waivers required in connection with this Amendment have been obtained;

(b)           counterparts of this Amendment, duly executed and delivered by the Counterparty and the Guarantors;

(c)           the tenth amendment to the Schedule to the ISDA Master Agreement has been executed and delivered by the Hedge Provider and the Counterparty;

(d)           written evidence of corporate authority satisfactory to the Hedge Provider, which may include an opinion of outside counsel, regarding the authority of Counterparty and all Guarantors to execute and deliver this Amendment and to fulfill their respective obligations hereunder;

Section 4. Representations and Warranties. Each of the Counterparty, the Parent and the Guarantors (each a “Transaction Party” and, collectively, the “Transaction  Parties”) hereby jointly and severally represents and warrants to the Hedge Provider that, as of the Amendment Date and as of the Amendment Effective Date:

(a)           all representations and warranties of such Transaction Party contained in the Master Transaction Agreement and any other Transaction Document are true and correct in all material respects with the same effect as if such representations and warranties had been made on the Amendment Date (it being understood and agreed that any representation which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date);

(b)           except as expressed herein and after giving effect to the waiver set forth herein, no Specified Event, and no Event of Default or Termination Event on the part of any Transaction Party, has occurred and is continuing;

(c)           the Counterparty has delivered a copy of this Amendment in its final form to the Administrative Agent and the Lenders under the Credit Agreement;

(d)           no authorization, approval, consent, waiver or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required for the due execution, delivery and performance by any Transaction Party of this Amendment;

(e)           this Amendment has been duly authorized by all necessary corporate or other organizational action of each Transaction Party and has been duly executed and delivered by each Transaction Party; and

(f)            this Amendment and the Master Transaction Agreement (as amended by this Amendment) constitutes a legal, valid and binding obligation of each Transaction Party, enforceable against each Transaction Party in accordance with its terms.

Section 5. Release. As a material part of the consideration for the Hedge Provider to enter into this Amendment, each Transaction Party, on behalf of itself and its officers, directors, equity holders, Affiliates, successors and assigns, hereby releases and forever discharges the Hedge Provider and their respective predecessors, officers, managers, directors, shareholders, employees, agents, attorneys, representatives, subsidiaries, and Affiliates (each a “Hedge Party”) from any and all claims, expenses, costs, causes of actions or other losses or liabilities of any nature whatsoever existing on the Amendment Date, including, without limitation, all claims, expenses, costs, causes of actions or other losses or liabilities for or in respect of contribution and indemnity, whether arising at law or in equity, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any Transaction Party may have or claim to have against any Hedge Party under, arising out of, in connection with, or in any way related to, this Amendment or any Transaction Documents. For the avoidance of doubt, the provisions of this clause shall survive any termination of the Master Transaction Agreement, as amended hereby.

Section 6. Consent of Guarantors; Confirmation of Guarantees and  Transaction Documents. Each Guarantor hereby consents to the execution, delivery and performance of this Amendment and hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the Guarantee contained in Article VIII of the Master Transaction Agreement and the terms and provisions of each other Transaction Document are, and each of the same shall continue to be, in full force and effect and arc hereby ratified and confirmed in all respects.

Section 7. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York without regard to conflict of laws principles.

Section 8. Entire Agreement Transaction Document. Except to the extent specifically modified and amended by this Amendment, the Master Transaction Agreement shall remain in full force and effect and is hereby ratified and confirmed. This Amendment, the Master Transaction Agreement and the other Transaction Documents constitute the entire agreement and understanding among the parties and supersede all prior agreements and understandings, whether written or oral, among the parties hereto concerning the transactions provided herein and therein. This Amendment is and shall be deemed to be a Transaction Document in all respects and for all purposes.

Section 9. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be as effective as delivery of a manually executed counterpart of this Amendment.

Section 10. Headings. The headings set forth in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Section 11. Severability. In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 12. Payments; Reimbursement of Legal Fees; No Novation Fees. Counterparty and the Guarantors shall pay promptly upon request by the Hedge Provider all legal fees incurred by the Hedge Provider in connection with this Amendment. The Hedge Provider agrees that, except as otherwise set forth herein, no additional fees shall be due from the Counterparty or the Guarantors in respect of the novation of the Hedging Facility or any similar transaction related to Hedging Facility entered into by the Counterparty other than amounts representing costs and expenses actually and reasonably incurred by the Hedge Provider and its outside counsel in connection therewith and any amount payable in respect of the value of the Hedging Facility.

Section 13. No Novation. The parties intend that the execution and delivery of this Amendment shall not constitute a novation of either Master Transaction Agreement or any Hedging Transactions thereunder.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the Amendment Date.

BORROWERS:

MXENERGY INC.

By:	/s/ CHAITU PARIKH
Name:	Chaitu Parikh
Title:	Vice President and Chief Financial Officer

GUARANTORS:

MXENERGY ELECTRIC INC.
MXENERGY HOLDINGS INC.

ONLINE CHOICE INC.
MXENERGY GAS CAPITAL HOLDINGS CORP.
MXENERGY ELECTRIC CAPITAL HOLDINGS CORP.
MXENERGY GAS CAPITAL CORP.
MXENERGY ELECTRIC CAPITAL CORP.
MXENERGY CAPITAL HOLDINGS CORP.
INFOMETER.COM INC.
MXENERGY SERVICES INC
MXENERGY CAPITAL CORP.

By:	/s/ CHAITU PARIKH
Name:	Chaitu Parikh
Title:	Vice President and Chief Financial Officer

HEDGE PROVIDER:

SOCIÉTÉ GÉNÉRALE

/s/ Gonzague Bataille
Name: Gonzague Bataille
Title: Managing Director
Head of Commodity Markets-The Americas